UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

Old National Bancorp

(Exact name of registrant as specified in its charter)

Indiana (State of incorporation)	001-15817 (Commission File Number)	35-1539838 (I.R.S. Employer Identification No.)

One Main Street, Evansville, Indiana 47708

(Address of principal executive offices) (Zip Code)

(800) 731-2265

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ONB	The NASDAQ Stock Market
Depositary Shares, each representing a 1/40th interest in a share of 7.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	ONBPP	The NASDAQ Stock Market
Depositary Shares, each representing a 1/40th interest in a share of 7.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C	ONBPO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2022, the Board of Directors (the “Board”) of Old National Bancorp (the “Company”), upon the recommendation of the Talent Development and Compensation Committee of the Board, approved integration awards (“Integration Awards”) for the Company’s executive leadership team, including certain of the Company’s named executive officers (“NEOs”), relating to the merger of the Company and First Midwest Bancorp, Inc. (“First Midwest”), which was completed on February 15, 2022, as previously announced (the “Merger).

The primary purposes of the Integration Awards are to motivate performance and the achievement of certain cost savings, foster alignment with the interests of the Company’s shareholders and support retention of certain key leaders of the Company. The Integration Awards consist of either (i) a combination of performance-based stock units (“Performance Units”) issued pursuant to the Company’s Amended and Restated 2008 Incentive Compensation Plan, as amended, and cash, or (ii) only Performance Units.

On March 2, 2022, the Board approved the grant of the following number of Performance Units to NEOs: Brendon B. Falconer – 41,689 Performance Units; Kendra L. Vanzo – 41,689 Performance Units; and Jeffrey L. Knight – 35,436 Performance Units. The Board previously approved Performance Units for James C. Ryan III and James A. Sandgren in connection with the announcement of the Merger on June 1, 2021, as described in the proxy statement/prospectus of the Company dated July 27, 2021, and their Performance Units also were granted on March 2, 2022.

The Performance Unit component of the Integration Awards will be earned in its entirety upon the Company achieving $109 million dollars in cost savings relating to the Merger (the “Integration Performance Target”) during the two years following the Merger (the “Performance Period”). One half of the Performance Units will be earned upon the achievement during the Performance Period of cost savings equal to a minimum of 75% of the Integration Performance Target. The remaining Performance Units will be earned upon the achievement of cost savings during the Performance Period between 75-100% of the Integration Performance Target. The Performance Units earned for achievement of the Integration Performance Target between 75-100% of the Integration Performance Target will be determined on a prorated, straight-line basis. The Performance Units have a one-year minimum vesting period.

Additionally, the Integration Awards granted to the NEOs, other than Messrs. Ryan and Sandgren who received only Performance Units, include a time-based cash component that vests fifty percent (50%) on each of the first and second anniversaries of the Merger. The amounts of cash awarded to such NEOs under the Integration Awards are as follows: Brendon B. Falconer – $250,000; Kendra L. Vanzo – $250,000; and Jeffrey L. Knight – $637,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: March 8, 2022	By:	/s/ Nicholas J. Chulos
Nicholas J. Chulos
Chief Legal Officer and Corporate Secretary

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